Exhibit 10.1

AGENCY AGREEMENT

January 18, 2007

Sterling Mining Company

2201 Government Way

Suite E, Coeur d’Alene ID

83814 USA

Attention: Raymond De Motte, President

Dear Sirs:

The undersigned, Blackmont Capital Inc. and TD Securities Inc., Blackmont Capital Corp. and TD Securities (USA) LLC (collectively, the “Agents”), understand that Sterling Mining Company (the “Company”) proposes to issue and sell up to 3,695,000 units (individually, a “Unit” and, collectively, the “Units”) having the terms described herein, at a price of US$2.30 per Unit (the “Issue Price”) for aggregate gross proceeds to the Company of up to US$8,498,500. Each Unit is comprised of one Common Share (as hereinafter defined) of the Company’s common stock, par value US$0.05 per Common Share (the “Unit Shares”) and one Series A Common Share purchase warrant (the “Warrants”). Each Warrant is exercisable for one Common Share at an exercise price of US$4.25 for 24 months following the Closing Date.

Upon and subject to the terms and conditions set forth herein, the Agents hereby agree to act, and upon acceptance hereof the Company hereby appoints the Agents, as the Company’s exclusive agents to offer for sale the Units on a “best efforts” agency basis, without any obligation to purchase such Units, at the Issue Price, and agree to arrange for purchasers for the Units resident in the Selling Jurisdictions (as hereinafter defined).

The Purchasers (as hereinafter defined), Agents and other holders (including subsequent transferees) of the Units (and any holders of Registrable Securities (as hereinafter defined) will be entitled to the benefit of the registration rights agreement, to be dated as of the Closing Date (the “Registration Rights Agreement”), among the Company and the Agents, in the form attached hereto as Exhibit A.

In consideration of the services to be rendered by the Agents in connection with the Offering, the Company shall pay to the Agents the Commission (as hereinafter defined) and issue to the Agents the Compensation Options as set out in section 14 hereof.

DEFINITIONS

In this Agreement, in addition to the terms defined above, the following terms shall have the following meanings:

“Act” means the Securities Act (Ontario).

“Affiliates” means the affiliates of the Agents, as such term is defined in the Act.

“Agents” means Blackmont Capital Inc., TD Securities Inc., Blackmont Capital Corp. and TD Securities (USA) LLC collectively.

“Agreement” means the agreement resulting from the acceptance by the Company of the offer made by the Agents hereby.

“Business Day” means a day which is not a Saturday, Sunday or statutory or civic holiday in the city of Toronto, Ontario.

“Closing” means the closing on the Closing Date of the transaction of purchase and sale in respect of the Units as contemplated by this Agreement and the Subscription Agreements.

“Closing Date” means January 18, 2007 or such other date as the Agents and the Company may agree.

“Closing Time” means 10:00 a.m. (Toronto time) on the Closing Date or such other time on the Closing Date as the Company and the Agents may agree.

“Commission” shall have the meaning ascribed to such term in section 14 hereof.

“Common Shares” means shares of common stock, par value US$0.05 per share, in the capital of the Company.

“Company” means Sterling Mining Company and includes any successor corporation to or of the Company.

“Company’s Auditors” means Williams and Webster, P.S., or such other firm of chartered accountants as the Company may have appointed or may from time to time appoint as auditors of the Company.

“Compensation Options” shall have the meaning ascribed to such term in section 14 hereto.

“Compensation Option Certificate” means the certificate evidencing the Compensation Options and containing the terms thereof.

“Debt Instrument” means any loan, bond, debenture, promissory note or other instrument evidencing indebtedness (demand or otherwise) for borrowed money or other liability.

“Disclosure Documents” means collectively, the Corporation’s annual report on Form 10-K for the year ended December 31, 2005, and all subsequent documents filed by the Company with the SEC pursuant to Section 13(a), 13(c), 14(a) or 15(d) of the Exchange Act prior to the Closing Date, including the quarterly reports filed on Form 10-Q for the quarters ended March 31, 2005, June 30, 2005 and September 30, 2005, and the current reports filed on Form 8-K since January 1, 2005;

“Environmental Laws” has the meaning ascribed in section 4(a)(xxix) hereof.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

“Financial Statements” has the meaning ascribed in section 4(a)(vi) hereof.

“Final Prospectus” means the (final) non-offering prospectus of the Company to be filed in the Qualifying Province for the purpose of becoming a reporting issue in such province.

“including” means including without limitation.

“Institutional Accredited Investor” means an “accredited investor”, as defined in Rule 501(a)(1), (2), (3) and (7) of the U.S. Securities Act.

“Investment Company Act” means the United States Investment Company Act of 1940, as amended.

“Issue Price” shall have the meaning ascribed to such term on the face page of the Agreement.

“Leased Premises” means all premises which are material to the Company and which the Company or a Material Subsidiary occupies as tenant.

“Material Agreement” means any material note, indenture, mortgage or other form of indebtedness and any contract, commitment, agreement (written or oral), instrument, lease or other document, including licence agreements and agreements relating to intellectual property, to which the Company is a party and which is material to the Company.

“Material Subsidiaries” shall have the meaning ascribed thereto in section 4(a)(ii) hereof.

“MRRS” means the mutual reliance review system procedures provided for under National Policy 43-201 – Mutual Reliance Review System for Prospectuses and Annual Information Forms.

“misrepresentation”, “material fact”, “material change”, “subsidiary”, “affiliate”, “associate”, and “distribution” have the respective meanings ascribed thereto in the Act or the U.S. Securities Act, as applicable.

“Offering” means the offering of Units pursuant to the Subscription Agreement and the Agency Agreement.

“person” means any individual (whether acting as an executor, trustee, administrator, legal representative or otherwise), corporation, firm, partnership, sole proprietorship, syndicate, joint venture, trustee, trust, unincorporated organization or association, and pronouns have a similar extended meaning.

“Preliminary Prospectus” means the Canadian preliminary prospectus of the Company filed in accordance with the MRRS.

“Prospectus” shall mean, collectively, the Preliminary Prospectus and the Final Prospectus.

“Public Record” means the Company’s annual report on Form 10-K for the year ended December 31, 2005, as amended, the quarterly reports filed on Form 10-Q for the quarters ended March 31, 2006, June 30, 2006 and September 30, 2006, as amended, and the current reports filed on Form 8-K since January 1, 2006.

“Purchasers” means the persons who, as purchasers, acquire Units by duly completing, executing and delivering Subscription Agreements and any other required documentation and permitted assignees or transferees of such persons from time to time.

“Qualifying Province” means the Province of Ontario.

“Registration Rights Agreement” shall have the meaning ascribed to such term on the face page of this Agreement.

“Registration Statement” means the registration statement or statements of the Company that may be filed with the SEC in order to register the Registerable Securities.

“Registerable Securities” means the Common Shares comprising part of the Units and the Warrant Shares underlying the Warrants and the Common Shares and Warrants comprising the Units underlying the Compensation Options.

“Regulation D” means Regulation D under the U.S. Securities Act.

“Regulation S” means Regulation S under the U.S. Securities Act.

“Rule 144” means Rule 144 under the U.S. Securities Act.

“Rule 144A” means Rule 144A under the U.S. Securities Act.

“SEC” means the United States Securities and Exchange Commission.

“Securities Laws” means, as applicable, the securities laws, regulations, rules, rulings and orders in the Selling Jurisdictions, the applicable policy statements issued by the securities regulators in the Selling Jurisdictions, the securities laws of the United States, any applicable States and any jurisdictions outside of Canada and the United States, the regulations and rules thereunder and the forms prescribed thereby and the rules of any applicable stock exchange.

“Securities Regulators” means the securities commissions or other securities regulatory authorities of the Selling Jurisdictions, including the SEC, or, as the context may require, any one or more of Selling Jurisdictions.

“Selling Jurisdictions” means the Province of Ontario and such other jurisdictions outside of Canada (including the United States) as may be agreed to by the Agents and the Company as evidenced by the Company’s acceptance of a Subscription Agreements with respect thereto.

“State” means any one of the 50 states of the United States of America or the District of Columbia.

“Subscription Agreements” means the subscription agreements in the form agreed upon by the Agents and the Company pursuant to which Purchasers agree to subscribe for and purchase the Units herein contemplated and shall include, for greater certainty, all schedules thereto.

“Sunshine Mine” means the patented and unpatented mining claims forming part of the sunshine mine property of the Company in the Coeur d’Alene Mining District of northern Idaho, United States.

“Supplementary Material” means, collectively, any amendment to the Preliminary Prospectus, the Final Prospectus, the Registration Statement, or any amended or supplemental prospectus or ancillary material required to be filed with any of the Securities Regulators pursuant to the Canadian Securities Laws.

“Taxes” shall have the meaning ascribed thereto in section 4(a)(viii).

“Transaction Documents” means, collectively, this Agreement, the Subscription Agreements, the Registration Rights Agreement, the Warrant Certificate and the Compensation Option Certificate.

“Transfer Agent” means Columbia Stock Transfer Company.

“Unit” shall have the meaning ascribed to such term on the face page of this Agreement.

“Unit Shares” shall have the meaning ascribed to such term on the face page of this Agreement.

“United States” means the United States of America, its territories and possessions, any state of the United States, and the District of Columbia.

“U.S. Securities Act” means the United States Securities Act of 1933, as amended.

“Warrant Certificate” means the warrant certificates dated as of the Closing Date representing the Warrants.

“Warrants” shall have the meaning ascribed to such term on the face page of the Agreement.

“Warrant Shares” means the Common Shares of the Company issuable upon exercise of the Warrants.

“$” as used herein means Canadian dollars, unless otherwise defined.

TERMS AND CONDITIONS

1. (a) Sale on Exempt Basis. The Agents will offer for sale and sell the Units in the Selling Jurisdictions on a “private placement” basis in those jurisdictions where they may lawfully be offered for sale or sold and only at the Issue Price. The Agents will offer the Units to persons who they reasonably believe are Institutional Accredited Investors, or “accredited investors” as defined in the Act, in transactions which comply with the exemptions from registration or do not require the filing of a prospectus or offering memorandum with respect to those Units under the laws of any Selling Jurisdiction. The Agents are duly registered to effect the sale of the Units in the Selling Jurisdictions.

(b) Filings. The Company undertakes to file or cause to be filed all forms or undertakings required to be filed by the Company in the Selling Jurisdictions in connection with the purchase and sale of the Units so that (assuming compliance by the Agents with section 1(a) above), the distribution of the Units and the issuance of the Units may lawfully occur without the necessity of filing a prospectus, a registration statement or an offering memorandum in Canada or the United States (but on terms that will permit the Units acquired by the Purchasers in the Selling Jurisdictions to be sold by such Purchasers at any time in the Selling Jurisdictions subject to the terms of this Agreement and applicable securities laws, including, but not limited to, compliance with applicable hold periods), and the Agents undertake to cause Purchasers of Units to complete any forms reasonably requested by the Company in order to comply with the Securities Laws. All fees payable in connection with such filings shall be at the expense of the Company.

(c) No Offering Memorandum. Neither the Company nor the Agents shall: (i) provide to prospective purchasers of the Units any document or other material that would constitute an offering memorandum or future oriented financial information within the meaning of Securities Laws in Canada or in the United States or any State or territory thereof; or (ii) engage in any form of general solicitation or general advertising in connection with the offer and sale of the Units, including, but not limited to, causing the sale of the Units to be advertised in any newspaper, magazine, printed public media, printed media or similar medium of general and regular paid circulation, broadcast over radio, television or telecommunications, including electronic display, or conduct any seminar or meeting relating to the offer and sale of the Units whose attendees have been invited by general solicitation or advertising.

2. Description of the Units.

Each Unit is comprised of one Unit Share and one Warrant. Each Warrant is exercisable for one Common Share at an exercise price of US$4.25 for 24 months following the Closing Date.

3. (a) Covenants. The Company hereby covenants to the Agents and to the Purchasers and their permitted assigns, and acknowledges that each of them is relying on such covenants, that the Company shall:

(i)	cause the Final Prospectus and any other related documents required to be filed in connection with the Final Prospectus to be prepared and filed in accordance with the Securities Laws of the Qualifying Province, within 120 days after the Closing Date;

(ii)	file a resale Registration Statement and use its best efforts to have such registration statement declared effective by the SEC within 180 days of closing to register the resale of the Common Shares and the Common Shares underlying the Warrants;

(iii)	the Company shall not take any action which would be reasonably expected to result in the delisting or suspension of its Common Shares on the over-the-counter bulletin board system or from any other securities exchange, market or trading or quotation facility on which its Common Shares become listed or quoted (including the Toronto Stock Exchange or the TSX Venture Exchange) and the Company shall comply, in all material respects, with the rules and regulations thereof;

(iv)	allow the Agents and their representatives the opportunity to conduct all due diligence which the Agents may reasonably require to be conducted prior to the Closing Time in order to fulfil their obligations as Agents under Securities Laws;

(v)	duly execute and deliver the Transaction Documents at the Closing Time, and comply with and satisfy all terms, conditions and covenants therein contained to be complied with or satisfied by the Company;

(vi)	use its best efforts to fulfil or cause to be fulfilled, at or prior to the Closing Date, each of the conditions set out in section 8 hereof;

(vii)	ensure that the Unit Share and Warrants shall be duly and validly created, authorized and issued and shall have the attributes corresponding in all material respects to the description thereof set forth in this Agreement and the Subscription Agreements;

(viii)	ensure that the Unit Shares shall be duly issued as fully paid and non-assessable securities in the capital of the Company, free of contractual pre-emptive rights;

(ix)	ensure that the Warrants shall be duly and validly created, authorized and issued and shall have the attributes corresponding in all material respects to the description thereof in this Agreement;

(x)	ensure that, at all times prior to the expiry of the Warrants, a sufficient number of Warrant Shares, are allotted and reserved for issuance, and, upon exercise of the Warrants, shall be duly issued as fully paid and non-assessable securities in the capital of the Company, free of contractual pre-emptive rights;

(xi)	ensure that the Compensation Options shall be duly and validly created, authorized and issued;

(xii)	ensure that the Common Shares and Warrants comprising the Units underlying the Compensation Options shall be duly and validly created, authorized and issued upon the exercise or deemed exercise of the Compensation Options and shall have the attributes corresponding in all material respects to the description thereof in this Agreement and the Compensation Option Certificate;

(xiii)	ensure that, at all times prior to the expiry of the Warrants underlying the Compensation Options, a sufficient number of Warrant Shares are allotted, created and reserved for issuance upon the due exercise of such Warrants, as the case may be and upon such due exercise, such Warrant Shares and shall be duly issued as fully paid and non-assessable securities in the capital of the Company;

(xiv)	not to issue, offer, sell, contract to sell or otherwise dispose of any additional securities for 90 days after the Closing Date without the prior written consent of the Agents, such consent not to be unreasonably withheld, except in conjunction with: (A) existing director or employee stock options, bonus or purchase plans, or under such director or employee stock options or bonuses granted subsequently in accordance with regulatory approval; or (B) under any existing agreement or as a result of the exercise of currently outstanding share purchase warrants or options; or (C) in connection with a bona fide acquisition by the Company (other than a direct or indirect acquisition, whether by way of one or more transactions, of an entity, all or substantially all of the assets of which are cash, marketable securities or financial in nature or an acquisition that is structured primarily to defeat the intent of this provision),

(xv)	execute and file with the Securities Regulators all forms, notices and certificates required to be filed pursuant to the Securities Laws in the time required by the applicable Securities Laws, including, not later than 15 days after the Closing Date, file five copies of a notice on Form D under the U.S. Securities Act (one of which will be manually signed by a person duly authorized by the Company); to otherwise comply with the requirements of Rule 503 under the U.S. Securities Act; and to furnish promptly to the Agents evidence of each such required timely filing (including a copy thereof);

(xvi)	not to be or become, at any time prior to the expiration of five years after the Closing Time, an open-end investment company, unit investment trust, closed-end investment company or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act;

(xvii)	comply with the U.S. Securities Act so as to permit the completion of the distribution of the Unit Shares, Warrants and Warrant Shares contemplated hereby. At any time when the Company is not subject to Section 13 or 15(d) of the Exchange Act, for the benefit of holders from time to time of Unit Shares, Warrants and Warrant Shares, to furnish at its expense, upon request, to holders of such securities and prospective purchasers of any such securities information satisfying the requirements of subsection (d)(4)(i) of Rule 144A under the U.S. Securities Act;

(xviii)	furnish to the holders of the Unit Shares and Warrants, as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants), which requirement will be satisfied by making publicly available the Company’s Annual Report on Form 10-K (or any applicable successor thereto under the Exchange Act), and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending March 31, 2007), consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail, which requirement will be satisfied by making publicly available the Company’s Quarterly Report on Form 10-Q (or any applicable successor thereto under the Exchange Act);

(xix)	the Registration Statement and the Prospectus and any amendments or supplements thereto will not and the Disclosure Documents do not, as of their respective dates, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Agents or their counsel;

(xx)	the Company will timely file such reports pursuant to the Exchange Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the Agents the benefits contemplated by, the last paragraph of Section 11(a) of the U.S. Securities Act;

(xxi)	the Company shall use its best efforts to list the Common Shares on the Toronto Stock Exchange or the TSX Venture Exchange within 120 days after the Closing Date;

(b) The Agents hereby covenant and agree to conduct their activities in connection with the sale of the Units in compliance with all applicable laws, including Securities Laws and to obtain from each Purchaser a completed and executed Subscription Agreement (including all certifications, forms and other documentation contemplated thereby or as may be required by applicable Securities Regulators) in a form acceptable to the Company and the Agents relating to the Offering.

4. (a) Representations and Warranties of the Company. The Company represents and warrants to the Agents and to the Purchasers, and acknowledges that each of them is relying upon such representations and warranties, that:

(i)

the Company and the Material Subsidiaries (as hereinafter defined) have been duly incorporated and are in good standing under the laws of their respective jurisdictions, and are current and up-to-date in all material respects with all filings required to be made by them in such jurisdiction, have all requisite corporate power and authority and are duly qualified and possess all certificates, authorizations, permits and licences issued by the appropriate state, provincial, municipal, federal regulatory agencies or bodies necessary (and has not received or is aware of any modification or revocation to such licences, authorizations, certificates or permits) to carry on its business as now conducted and to own its properties and assets and the Company and the Material Subsidiaries have all requisite corporate power and authority to carry out their obligations under the Transaction Documents;

(ii)	the Company has no material subsidiaries other than as listed below (the “Material Subsidiaries”) and the Company beneficially owns, directly or indirectly, the percentage indicated below of the issued and outstanding shares in the capital of the Material Subsidiaries free and clear of all mortgages, liens, charges, pledges, security interests, encumbrances, claims or demands of any kind whatsoever, all of such shares have been duly authorized and validly issued and are outstanding as fully paid and non-assessable shares and no person has any right, agreement or option, present or future, contingent or absolute, or any right capable of becoming a right, agreement or option, for the purchase from the Company of any interest in any of such shares or for the issue or allotment of any unissued shares in the capital of the Material Subsidiaries or any other security convertible into or exchangeable for any such shares:

Name	Jurisdiction of Incorporation or Continuance	Beneficial Equity/Voting Ownership
Sterling Mining de Mexico S.A. de C.V.	Mexico	99%
North American Silver, Limited	Montana	100%

(iii)	all consents, approvals, permits, authorizations or filings as may be required for the execution and delivery of the Transaction Documents, the issuance and sale of the Unit Shares and Warrants, the issue and sale of the Warrant Shares upon the exercise of the Warrants, the issuance of the Compensation Options and the issuance of the Unit Shares and Warrants upon exercise or of the Compensation Options, the issue and sale of the Warrant Shares upon the exercise of the Warrants comprising the Units underlying the Compensation Options, all in conformance with this Agreement, and the consummation of the transactions contemplated in this Agreement, have been made or obtained, as applicable, except for the filing of the notification on Form D with the SEC required to be made within 15 days of Closing;

(iv)	each of the execution and delivery of the Transaction Documents, the performance by the Company of its obligations hereunder or thereunder, the issuance and sale of the Unit Shares and Warrants, the issue and sale of the Warrant Shares upon the exercise of the Warrants, the issuance of the Compensation Options, the issuance of the Unit Shares and Warrants upon exercise of the Compensation Options, the consummation of the transactions contemplated in this Agreement, do not and will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, (whether after notice or lapse of time or both), (A) any statute, rule or regulation applicable to the Company including, without limitation, Securities Laws or other applicable securities laws; (B) the constating documents, articles or resolutions of the Company which are in effect at the date hereof; (C) any Debt Instruments, Material Agreement, mortgage, note, indenture, contract, agreement, instrument, lease or other document to which the Company is a party or by which it is bound; or (D) any judgment, decree order, statute, rule, law or regulation binding the Company or the property or assets of the Company;

(v)	The Disclosure Documents, when they were or are filed with the SEC, conformed or will conform in all material respects to the applicable requirements of the Exchange Act and the applicable rules and regulations of the SEC thereunder and when read together did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

(vi)	the audited financial statements of the Company as at and for the year ended December 31, 2005 and unaudited interim financial statements as at and for the nine month period ended September 30, 2006 (collectively, the “Financial Statements”) have been prepared in accordance with generally accepted accounting principles in the United States, as applicable, consistently applied with prior periods, except as otherwise noted therein and present fairly, in all material respects, the financial position (including the assets and liabilities, whether absolute, contingent or otherwise) of the Company as at such dates and results of operations of the Company for the periods then ended and there has been no material change in accounting policies or practices of the Company or the Material Subsidiaries since December 31, 2005. All disclosures in the Disclosure Documents regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the SEC) comply with Regulation G, to the extent applicable;

(vii)	there has been no adverse material change to the Company or the Material Subsidiaries (actual, proposed or prospective, whether financial or otherwise) in the business, affairs, operations, assets, liabilities (contingent or otherwise) or shareholders’ equity of the Company or the Material Subsidiaries since September 30, 2006, which has not been generally disclosed to the public and, in all material respects, the business of the Company and the Material Subsidiaries have been carried on in the usual and ordinary course consistent with past practice since September 30, 2006 to the extent that such past practice is consistent with the current business direction of the Company and the Material Subsidiaries;

(viii)	all taxes (including income tax, capital tax, payroll taxes, employer health tax, workers’ compensation payments, property taxes, custom and land transfer taxes), duties, royalties, levies, imposts, assessments, deductions, charges or withholdings and all liabilities with respect thereto including any penalty and interest payable with respect thereto (collectively, “Taxes”) due and payable or required to be collected or withheld and remitted, by the Company and the Material Subsidiaries have been paid, collected or withheld and remitted, as applicable. All tax returns, declarations, remittances and filings required to be filed by the Company and the Material Subsidiaries have been filed with all appropriate governmental authorities and all such returns, declarations, remittances and filings are complete and accurate and no material fact or facts have been omitted therefrom which would make any of them misleading. No examination of any tax return of the Company or the Material Subsidiaries is currently in progress and there are no issues or disputes outstanding with any governmental authority respecting any taxes that have been paid, or may be payable, by the Company and the Material Subsidiaries. There are no agreements, waivers or other arrangements with any taxation authority providing for an extension of time for any assessment or reassessment of taxes with respect to the Company and the Material Subsidiaries;

(ix)	the auditors who audited the Financial Statements of the Company and the Material Subsidiaries for the year ended December 31, 2005 and the year ended December 31, 2004 and who provided their audit report thereon are independent public accountants as required under the U.S. Securities Act and the Exchange Act;

(x)	the Company’s auditors have not provided any material comments or recommendations to the Company regarding its accounting policies, internal control systems or other accounting or financial practices;

(xi)	there has never been a “reportable event” (within the meaning of National Instrument 51-102) with the present or former auditors of the Company;

(xii)	except as set forth in Schedule “A” to this Agreement and as otherwise disclosed to the Agents and their counsel, no holder of outstanding securities of the Company will be entitled to any contractual pre-emptive or any similar rights to subscribe for any of the Common Shares or other securities of the Company and no rights, warrants or options to acquire, or instruments convertible into or exchangeable for, any shares in the capital of the Company are outstanding, and except as set forth on Schedule “A”, other than the holders of the Units Shares and Warrants there are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the U.S. Securities Act;

(xiii)	there is not, in its articles of incorporation, by-laws or in any Debt Instrument, Material Agreement, agreement, mortgage, note, debenture, indenture or other instrument or document to which the Company or the Material Subsidiaries is a party, any restriction upon or impediment to, the declaration or payment of dividends by the directors of the Company or the payment of dividends by the Company to the holders of its Common Shares;

(xiv)	neither the Company nor any of its subsidiaries are a party to or bound or affected by any commitment, agreement or document containing any covenant which expressly limits the freedom of the Company or the Company’s subsidiaries to compete in any line of business, transfer or move any of its assets or operations or which materially or adversely affects the business practices, operations or condition of the Company and the Company’s subsidiaries taken as a whole;

(xv)	the Company and the Material Subsidiaries have conducted and are conducting their business in compliance in all material respects with all applicable laws and regulations of each jurisdiction in which it holds assets or carries on business (including, without limitation, all applicable federal, provincial, municipal, local environmental anti-pollution and licensing laws, regulations and other lawful requirements of any Canadian, United States or foreign governmental or regulatory body including exploration and exploitation permits and concessions) and has not received a notice of non-compliance, nor knows of, nor has reasonable grounds to know of, any facts that could give rise to a notice of material non-compliance with any such laws, regulations or permits;

(xvi)	the Company and the Material Subsidiaries are not aware of any pending change or contemplated change to any applicable law or regulation or governmental position that would materially effect the business of the Company or the Material Subsidiaries or the business or legal environment under which the Company or the Material Subsidiaries operate;

(xvii)	this Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms;

(xviii)	upon the execution and delivery thereof, each of the Transaction Documents shall constitute a valid and binding obligation of the Company and each shall be enforceable against the Company in accordance with its terms;

(xix)	at the Closing Time, all necessary corporate action will have been taken by the Company to: (a) validly create, authorize and issue the Unit Shares and Warrants comprising the Units; (b) allot, reserve and authorize the issuance of the Unit Shares as fully paid and non-assessable securities in the capital of the Company; (c) validly create, allot and authorize the issuance of the Warrants; (d) validly allot, reserve and authorize the issuance of the Warrant Shares upon the payment therefor as fully paid non-assessable securities in the capital of the Company upon the exercise of the Warrants; (e) validly create, allot and authorize the issuance of the Compensation Options; (f) validly allot, reserve and authorize the issuance of the Unit Shares comprising part of the Units underlying the Compensation Option Shares upon the payment therefor as fully paid non-assessable securities in the capital of the Company upon the exercise of such Warrants; (g) validly create, allot and authorize the issuance of the Warrants comprising part of the Units underlying the Compensation Options upon the exercise of the Compensation Options; and (h) validly allot, reserve and authorize the issuance of the Warrant Shares upon the payment therefor as fully paid non-assessable securities in the capital of the Company upon the exercise of the Warrants comprising part of the Units underlying the Compensation Options;

(xx)	as of the close of business on January 17, 2007, the authorized capital of the Company consists of 40,000,000 Common Shares of which 25,148,568 Common Shares are issued and outstanding as fully paid and non-assessable;

(xxi)	the currently issued and outstanding Common Shares currently trade on the Over-the-counter market and are quoted on the over-the counter bulletin board under the symbol “SRLM” and no order ceasing or suspending trading in any securities of the Company or the trading of any of the Company’s issued securities is currently outstanding and no proceedings for such purpose are, to the knowledge of the Company, pending or threatened;

(xxii)	all information which has been prepared by the Company relating to the Company and the Material Subsidiaries and their respective business, property and liabilities and either publicly disclosed or provided to the Agents, including all financial, marketing, sales and operational information provided to the Agents and all Disclosure Documents did not and will not contain a misrepresentation or an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

(xxiii)	the Company and the Material Subsidiaries are not party to any agreement, nor is the Company or the Material Subsidiaries aware of any agreement, which in any manner affects the voting control of any of the securities of the Company or the Material Subsidiaries;

(xxiv)	other than the notification filing on Form D required to be filed with the SEC 15 days after the Closing Date (and a Form 45-106F1 within 10 days after the Closing Date), all filings required to be made by the Company and the Material Subsidiaries pursuant to the Securities Laws and general corporate law applicable to them have been made and such filings were true and accurate as at the respective dates thereof and the Company has not filed any confidential material change reports;

(xxv)	the Company and the Material Subsidiaries are in compliance in all material respects with all laws respecting employment and employment practices, terms and conditions of employment, occupational health and safety, pay equity and wages; and there is not currently any labour disruption or conflict involving the Company or the Material Subsidiaries;

(xxvi)	the Company and the Material Subsidiaries do not have any loans or other indebtedness outstanding which has been made to any of its shareholders, officers, directors or employees, past or present, or any person not dealing at “arm’s length” (as such term is defined in the Income Tax Act (Canada)) with it;

(xxvii)	the assets of the Company and the Material Subsidiaries and their respective business and operations are insured against loss or damage with responsible insurers on a basis consistent with insurance obtained by reasonably prudent participants in comparable businesses, and such coverage is in full force and effect, and the Company and the Material Subsidiaries have not breached the terms of any policies in respect thereof or failed to promptly give any notice or present any material claim thereunder;

(xxviii)	other than the Agents and its representatives, there are no persons acting or purporting to act at the request or on behalf of the Company, that are entitled to any brokerage or finder’s fee in connection with the transactions contemplated by this Agreement;

(xxix)	the Company and the Material Subsidiaries are in material compliance in all respects with each license and permit held by it and is not in violation of, or in default under, the applicable statutes, ordinances, rules, regulations, orders or decrees (including, without limitation, “Environmental Laws” as defined below) of any United States governmental entities, regulatory agencies or bodies having asserting or claiming jurisdiction over it or over any part of its operations or assets;

(xxx)	the Company and the Material Subsidiaries (i) are in compliance in all material respects with any and all applicable federal, provincial, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”) in each jurisdiction in which they hold assets or conduct business; (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct its business; and (iii) are in compliance in all material respects with all terms and conditions of any such permit, license or approval;

(xxxi)	there are no known environmental audits, evaluations, assessments, studies or tests relating to the Company or any of the Material Subsidiaries except for ongoing assessments conducted by or on behalf of the Company in the ordinary course;

(xxxii)	other than as disclosed in the Disclosure Documents, there have been no past unresolved, and there are no pending or threatened claims, complaints, notices or requests for information received by the Company or the Material Subsidiaries with respect to any alleged violation of any Environmental Law; and no conditions exist at, on or under any property now or previously owned, operated or leased by the Company or the Material Subsidiaries which, with the passage of time, or the giving of notice or both, would give rise to liability under any Environmental Law that, individually or in the aggregate, has or may reasonably be expected to have, an adverse effect with respect to the Company or the Material Subsidiaries;

(xxxiii)	the Company and/or the Material Subsidiaries are not party to any Debt Instrument or any agreement, contract or commitment to create, assume or issue any Debt Instrument or other indebtedness;

(xxxiv)	other than the Company, there is no person that is or will be entitled to demand the proceeds of this Offering under the terms of any Debt Instrument, Material Agreement, mortgage, note, indenture, contract, instrument, lease agreement (written or unwritten) or otherwise;

(xxxv)	the Company and the Material Subsidiaries are not, nor to the knowledge of the Company, any other person is not in default in the observance or performance of any material term, covenant or obligation to be performed by it under any Debt Instrument, Material Agreement, contract, agreement or arrangement to which the Company is a party and no event has occurred which with notice or lapse of time or both would constitute such a default and all such contracts, agreements and arrangements are in good standing;

(xxxvi)	the minute books and records of the Company and the Material Subsidiaries which have made available to the Agents and its counsel in connection with its due diligence investigation of the Company and the Material Subsidiaries for the periods from its inception date to the date of examination thereof, are all of the minute books and material records of the Company and the Material Subsidiaries and contain copies of all material proceedings (or certified copies thereof) of the shareholders, the boards of directors and all committees of the boards of directors of the Company and the Material Subsidiaries to the date of review of such corporate records and minute books. There have been no other material meetings, resolutions or proceedings of the shareholders, boards of directors or any committees of the boards of directors of the Company and the Material Subsidiaries to the date of review of such corporate records and minute books not reflected in such minute books and other records or provided to the Agents and its counsel;

(xxxvii)	with respect to each of the Leased Premises, the Company and/or the Material Subsidiaries occupy the Leased Premises, have the exclusive right to occupy and use the Leased Premises and each of the leases pursuant to which the Company and the Material Subsidiaries occupy the Leased Premises is in good standing and in full force and effect. The performance of obligations pursuant to and in compliance with the terms of this Agreement and the completion of the transactions described herein by the Company and the Material Subsidiaries, will not afford any of the parties to such leases or any other person the right to terminate such lease or the Company’s or the Material Subsidiary’s right to occupy and use the Leased Premises or, result in any additional or more onerous obligations under such leases;

(xxxviii)	the Company or the Material Subsidiaries are the absolute legal and beneficial owner of, and have good and marketable title to, all of the material property or assets thereof to the extent described in the Disclosure Documents, free of all mortgages, liens, charges, pledges, security interests, encumbrances, claims or demands whatsoever, other than those described in the Disclosure Documents, and no other property rights are necessary for the conduct of the business of the Company or the Material Subsidiaries as currently conducted or contemplated to be conducted, the Company and the Material Subsidiaries know of no claim or basis for any claim that might or could adversely affect the right thereof to use, transfer or otherwise exploit such property rights and except as disclosed in the Disclosure Documents, the Company and the Material Subsidiaries have no responsibility or obligation to pay any commission, royalty, licence fee or similar payment to any person with respect to the property rights thereof;

(xxxix)	the Company and the Material Subsidiaries hold either freehold title, mining leases, mining claims or other conventional property, proprietary or contractual interests or rights, recognized in the jurisdiction in which a particular property is located in respect of the ore bodies and minerals located in properties in which the Company and the Material Subsidiaries have an interest as described in the Disclosure Documents under valid, subsisting and enforceable title documents or other recognized and enforceable agreements or instruments, which are currently sufficient to permit the Company and the Material Subsidiaries to explore the minerals relating thereto, all such property, leases or claims and all property, leases or claims in which the Company or the Material Subsidiaries have any interest or right have been validly located and recorded in accordance with all applicable laws and are valid and subsisting, the Company or the Material Subsidiaries currently have all necessary surface rights, access rights and other necessary rights and interest relating to the properties in which the Company or the Material Subsidiaries have an interest as described in the Disclosure Documents granting the Company or the Material Subsidiaries the right and ability to explore for minerals, ore and metals for development purposes as are appropriate in view of the rights and interests therein of the Company or the Material Subsidiaries, with only such exceptions as do not materially interfere with the use made by the Company or the Material Subsidiaries of the rights or interests so held and each of the proprietary interests or rights and each of the documents, agreements and instruments and obligations relating thereto referred to above are currently in good standing in the name of the Company or the Material Subsidiaries;

(xl)	any and all of the agreements and other documents and instruments pursuant to which the Company and the Material Subsidiaries hold their property and assets (including any interest in, or right to earn an interest in, any property) are valid and subsisting agreements, documents or instruments in full force and effect, enforceable in accordance with the terms thereof, the Company and the Material Subsidiaries are not in default of any of the material provisions of any such agreements, documents or instruments nor has any such default been alleged, and such properties and assets are in good standing under the applicable statutes and regulations of the jurisdictions in which they are situated, and there has been no default under any lease, licence or claim pursuant to which the Company or the Material Subsidiaries derives an interest in such property or assets and all taxes required to be paid with respect to such properties and assets to the date hereof have been paid. The interests of the Company or the Material Subsidiaries in, or rights of the Company or the Material Subsidiaries to earn an interest in, any property of the Company or the Material Subsidiaries are not subject to any right of first refusal or purchase or acquisition rights other than as described in the Disclosure Documents;

(xli)	the Company has disclosed all material information relating to the Sunshine Mine project in the Disclosure Documents in compliance with Securities Laws and such disclosure is true and complete and accurate in all material respects;

(xlii)	the Company’s primary material mineral property are its interests in the mining claims comprising the Sunshine Mine;

(xliii)	all mineral exploration activities conducted by the Company and the Material Subsidiaries since the acquisition of their mineral properties has been conducted in accordance with good mining and engineering practices and all applicable workers’ compensation, health and safety and workplace laws, regulations and policies have been complied with in all material respects;

(xliv)	other than as described in the Disclosure Documents and as otherwise disclosed to the Agents and their counsel, there are no actions, suits, proceedings or inquiries pending or, to the knowledge of the Company or the Material Subsidiaries, threatened against or affecting the Company or the Material Subsidiaries or their property or assets at law or in equity or before or by any federal, provincial, municipal or other governmental department, commission, board, bureau, agency or instrumentality;

(xlv)	there are no judgments against the Company or the Material Subsidiaries which are unsatisfied, nor are there any consent decrees or injunctions to which the Company or the Material Subsidiaries are subject;

(xlvi)	the Transfer Agent, at its principal offices in the state of Idaho has been duly appointed as transfer agent and registrar in respect of the Common Shares;

(xlvii)	no proceedings have been taken, instituted or, to the knowledge of the Company, are pending for the dissolution or liquidation of the Company or the Material Subsidiaries;

(xlviii)	none of the transactions contemplated by this Agreement including, without limitation, the use of the proceeds from the sale of the Units will violate or result in a violation of Section 7 of the Exchange Act, or any regulation promulgated thereunder, including, without limitation, Regulations G, T, U, and X of the Board of Governors of the Federal Reserve System;

(xlix)	there is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any applicable provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications;

(l)	prior to the date hereof, neither the Company nor any of its affiliates has taken any action which is designed to or which has constituted or which might have been expected to cause or result in stabilization or manipulation of the price of any security of the Company in connection with the offering of the Units;

(li)	the Company is subject to Section 13 or 15(d) of the Exchange Act;

(lii)	the Company is not, and after giving effect to the offering and sale of the Units, will not be an “investment company”, or an entity “controlled” by an “investment company”, as such terms are defined in the Investment Company Act;

(liii)	assuming compliance with the terms of the Subscription Agreement, and this Agreement, neither the Company nor any person acting on its behalf has offered or sold the Units (or any securities issuable on conversion thereof) by means of any general solicitation or general advertising within the meaning of Rule 502(c) under the U.S. Securities Act or, with respect to Units (or any such securities) sold outside the United States to non-U.S. persons (as defined in Rule 902 under the U.S. Securities Act), by means of any directed selling efforts within the meaning of Rule 902 under the U.S. Securities Act and the Company, any affiliate of the Company and any person acting on its or their behalf has complied with and will implement the offering restriction requirements of Rule 902 under the U.S. Securities Act; and

(liv)	the Company and each of the Material Subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Since December 31, 2005, there has been (1) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (2) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal controls over financial reporting.

The principal executive officer and principal financial officer of the Company have made all certifications required by the Sarbanes-Oxley Act of 2002 and any related rules and regulations promulgated thereunder by the SEC, and the statements contained in all such certifications were complete and correct in all material respects as of the respective dates made. Neither the Company nor any of its officers has received notice from the SEC questioning or challenging the accuracy, completeness, content, form or manner of filing or submission of such certifications.

(b) Representations, Warranties and Covenants of the Agents. The Agents hereby represent, warrant and covenant to the Company, and acknowledge that the Company is relying upon such representations and warranties, that:

(i)	in respect of the offer and sale of the Units, the Agents will comply with all Securities Laws of the jurisdictions in which it offers Units;

(ii)	the Agents and their representatives have not engaged in or authorized, and will not engage in or authorize, any form of general solicitation or general advertising in connection with or in respect of the Units in any newspaper, magazine, printed media of general and regular paid circulation or any similar medium, or broadcast over radio or television or otherwise or conducted any seminar or meeting concerning the offer or sale of the Units whose attendees have been invited by any general solicitation or general advertising;

(iii)	each of the Agents is an “accredited investor” as such term is defined in National Instrument 45-106 - Prospectus and Registration Exemptions.

(iv)	neither the Agents, their affiliates nor any persons acting on their behalf, has engaged or will engage in any hedging transaction with respect to any of the Unit Shares or Warrants during the Distribution Compliance Period except in compliance with the U.S. Securities Act. For the purposes of this provision, “Distribution Compliance Period” means a one year period that begins on the Closing Date, except that all offers and sales by the Agents, a dealer, or other person that participates in the distribution of the Units pursuant to a contractual arrangement, of an unsold allotment or subscription of Units shall be deemed to be made during the Distribution Compliance Period.

5. Prospectus and Registration Statement Matters

(a)	The Company will cause the Final Prospectus and any other related documents required to be filed in connection with the Final Prospectus to be prepared and filed in accordance with the Securities Laws of the Qualifying Province and use its best efforts to obtain a receipt of the applicable securities regulator in connection with such Final Prospectus, within 120 days after the Closing Date, in each case in form and substance satisfactory to the Agents acting reasonably;

(b)	The Company will file a resale Registration Statement and use its best efforts to have such registration statement declared effective by the SEC within 180 days of closing to register the resale of the Common Shares and the Common Shares underlying the Warrants;

(c)	The Preliminary Prospectus, the Final Prospectus, and any Supplementary Material will contain the disclosure required by all requirements of the Securities Laws of the Qualifying Jurisdiction;

(d)	The Registration Statement (and each amendment or supplement thereto), will contain the disclosure required by all requirements of the Securities Laws of the United States;

(e)	The Company recognizes that it is fundamental to the Purchasers that the Final Prospectus be filed in Canada and a receipt is obtained for such Prospectus, the Unit Shares and Warrants be registered for resale in the United States under the Registration Statement so that the Unit Shares and Warrant Shares will be tradable in such Qualifying Province and in the United States without the necessity of the holder thereof filing a prospectus or effecting the trade in a manner which falls within one of the various private placement exemptions or exemptions from registration under applicable securities legislation or subject to any statutory or regulatory hold periods or trade restrictions in such Qualifying Province and in the United States (provided such trade is not a “control distribution” as defined by the applicable Securities Laws, or an “affiliate” as defined in Rule 144). The Company acknowledges that it is for this reason that the Company has agreed to use its best efforts to ensure that the Preliminary Prospectus and the Final Prospectus are to be filed with the Securities Regulators in the Qualifying Province and receipts are to be obtained therefore and the Registration Statement is to be filed with the SEC in the United States within the time periods contemplated by this Agreement.; and

(f)	The Company agrees that if it does not file and obtain a receipt for the Final Prospectus pursuant to section 5(a) and the Registration Statement pursuant to section 5(b) is not declared effective within 180 days of the Closing, the Company shall from 180 days after the Closing pay to each subscriber 1% of the total subscription amount paid by each Purchaser per month to a maximum of 12%, on a pro rata basis, payable quarterly.

6. Delivery of Prospectuses

(a)	The Company shall deliver or cause to be delivered to the Agents and the Agents’ counsel the documents set out below at the respective times indicated:

(i)	contemporaneously, as nearly as practicable, with the filing with the Securities Regulators (i) in the Qualifying Province of the Preliminary Prospectus or of the Final Prospectus copies of the Preliminary Prospectus or of the Final Prospectus signed as required by applicable Securities Laws, and (ii) with the SEC of the Registration statement and all amendments thereto;

(ii)	as soon as they are available, copies of any Supplementary Material required to be filed under any of the Securities Laws in Canada and the United States, signed as required by applicable Securities Laws and including copies of any documents or information incorporated by reference therein which have not been previously delivered to the Agents;

7. Closing Deliveries. The purchase and sale of the Units shall be completed at the Closing Time at the offices of the Company’s counsel, Cassels Brock & Blackwell LLP, Toronto, Ontario at 10:00 a.m. (Toronto time), or at such other place as the Agents and the Company may agree upon. At or prior to the Closing Time, the Company shall duly and validly deliver to the Agents certificates in definitive form representing the Unit Shares and Warrants in the names of such Purchasers or as indicated on their respective Subscription Agreements, against payment to the Company of the Issue Price therefor, in lawful money of the United States. The Agents may discharge its payment obligations under this paragraph 7 by wire transfer from the Agents to the Company or Cassels Brock & Blackwell LLP, in trust for the Company equal to the aggregate Issue Price for the Units less the Agent’s expenses, as set out in paragraph 10 hereto and less the Commission.

8. Closing Conditions. Each Purchaser’s obligation to purchase the Units at the Closing Time shall be conditional upon the fulfilment at or before the Closing Time of the following conditions:

(a)	the Agents shall have received a certificate, dated as of the Closing Date, signed by the President and Chief Financial Officer of the Company, or such other officers of the Company as the Agents may agree, certifying for and on behalf of the Company, to the best of their knowledge, information and belief, that:

(i)	no order, ruling or determination having the effect of suspending the sale or ceasing the trading in any securities of the Company (including the Common Shares) has been issued by any regulatory authority and is continuing in effect and no proceedings for that purpose have been instituted or are pending or, to the knowledge of such officers, contemplated or threatened by any regulatory authority;

(ii)	the Company has duly complied with all the terms, covenants and conditions of this Agreement on its part to be complied with up to the Closing Time; and

(iii)

there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and the Material Subsidiaries considered as a whole, whether or not arising in the ordinary course of business and the representations, warranties and covenants of the Company contained in this Agreement are true and correct as of the Closing Time with the same force and effect as if made at and as of the Closing Time after giving effect to the transactions contemplated by this Agreement;

(b)	the Agents shall have received at the Closing Time certificates dated the Closing Date, signed by appropriate officers of the Company addressed to the Agents and their counsel, with respect to the articles and by-laws of the Company, all resolutions of the Company’s board of directors relating to this Agreement and the transactions contemplated hereby and thereby, the incumbency and specimen signatures of signing officers, and such other matters as the Agents may reasonably request;

(c)	the Agents shall have received at the Closing Time, evidence of all requisite approvals, consents and acceptances of the appropriate regulatory authorities required to be made or obtained by the Company in order to complete the Offering;

(d)	the Subscription Agreements, the Registration Rights Agreement, the Unit Shares and Warrants, the certificates representing the Warrants and the certificates representing the Compensation Options shall have been executed and delivered by the parties thereto in form and substance satisfactory to the Agents and their counsel, acting reasonably;

(e)	the Agents shall have received favourable legal opinions addressed to the Agents, and the Purchasers, in form and substance satisfactory to the Agents’ counsel acting reasonably, dated each applicable Closing Date, from Parsons Behle Latimer, Hull and Branstetter Chartered and Cassels Brock & Blackwell LLP, counsel for the Company and where appropriate, counsel in the other Selling Jurisdictions, which counsel in turn may rely, as to matters of fact, on certificates of auditors, public officials and officers of the Company in the Forms of Exhibits B-1, B-2 and B-3 hereto;

(f)	the Agents shall have received favourable legal opinions addressed to the Agents in form and substance satisfactory to the Agents’ counsel, acting reasonably, dated the Closing Date from local counsel to the Company in the United States as to the title and ownership interest in the Sunshine Mine;

(g)	the Agents shall have received good standing certificates or similar certificates with respect to the jurisdictions in which the Company and the North American Silver, Limited are incorporated;

(h)	the Agents shall, in their sole discretion, be satisfied with their due diligence review with respect to the business, assets, financial condition, affairs and prospects of the Company; and

(i)	the Company will cause its Transfer Agents to deliver a certificate as to the issued and outstanding Common Shares.

9. Rights of Termination

(a) Due Diligence Out. In the event that the due diligence investigations performed by the Agents and/or their representatives reveals any material information or fact not generally known to the public which might, in the Agents’ sole opinion, acting reasonably, adversely affect the market price of the securities of the Company, quality of the investment or marketability of the Offering, the Agents shall be entitled, at their sole option and in accordance with subparagraph 9(h) of this Agreement, to terminate its obligations under this Agreement (and the obligations of the Purchasers arranged by it to purchase Units) by notice to that effect given to the Company any time prior to the Closing Time.

(b) Litigation. If any inquiry, action, suit, investigation or proceeding, whether formal or informal, (including matters of regulatory transgression or unlawful conduct and including any inquiry or investigation by any Securities Regulator) is commenced, announced or threatened in relation to the Company or any of the officers or directors of the Company or any of its principal security holders, the Agents shall be entitled, at their sole option and in accordance with subparagraph 9(h) of this Agreement, to terminate their obligations under this Agreement (and the obligations of the Purchasers arranged by them to purchase Units) by notice to that effect given to the Company any time prior to the Closing Time.

(c) Disaster Out. In the event that prior to the Closing Time, there should develop, occur or come into effect any action, state, or condition, including, without limitation, terrorism, accident, a new or change in any governmental law or regulation, or other condition or major financial occurrence of national or international consequence, which, in the sole opinion of the Agents materially adversely affects, or may adversely affect, the financial markets generally or the business, operations, affairs or profitability of the Company, or the trading, market price or value of the securities of the Company, the Agents shall be entitled at their sole option, in accordance with subparagraph 9(h) of this Agreement, to terminate their obligations under this Agreement (and the obligations of the Purchasers arranged by them to purchase Units) by written notice to that effect given to the Company prior to the Closing Time.

(d) Change in Material Fact. In the event that prior to the Closing Time, the Agents or the Agents’ representatives, through their due diligence investigations, or otherwise discover or there should occur a material change or a change in any material fact or new material fact shall arise, which, in the sole opinion of the Agents has or could be expected to have a significant adverse effect on the market price or value of the securities of the Company, the Agents shall be entitled, at their sole option, in accordance with subparagraph 9(h), to terminate its obligations under this Agreement (and the obligations of the Purchasers arranged by them to purchase Units) by written notice to that effect given to the Company prior to the Closing Time.

(e) Non-Compliance With Conditions. The Company agrees that all terms, conditions and covenants in this Agreement shall be construed as conditions and complied with so far as the same relate to acts to be performed or caused to be performed by the Company and that it will use its best efforts to cause such conditions to be complied with, and any breach or failure by the Company to comply with any of such conditions or in the event that any representation or warranty given by the Company becomes false and is not rectified as at the Closing Time, shall entitle the Agents, at their sole option in accordance with subparagraph 9(h), to terminate their obligations under this Agreement (and the obligations of the Purchasers arranged by it to purchase the Units) by notice to that effect given to the Company at or prior to the Closing Time. The Agents may waive, in whole or in part, or extend the time for compliance with, any terms and conditions without prejudice to its rights in respect of any other of such terms and conditions or any other or subsequent breach or non-compliance, provided that any such waiver or extension shall be binding upon the Agents only if the same is in writing and signed by it.

(f) Cease Trade Order. In the event that a stop order exists with respect to the securities of the Company, the Agents shall be entitled, at their sole option, in accordance with subparagraph 9(h) of this Agreement, to terminate their obligations under this Agreement (and the obligations of the Purchasers arranged by it to purchase Units) by written notice to that effect given to the Company prior to the Closing Time.

(g) Profitably Marketed. In the event that prior to the Closing Time, the state of the Canadian, U.S. or international financial markets is such that, in the sole opinion of the Agents, the Units cannot be profitably marketed, the Agents shall be entitled at their sole option, in accordance with subparagraph 9(h) of this Agreement, to terminate their obligations under this Agreement by written notice to that effect given to the Company prior to the Closing Time.

(h) Exercise of Termination Rights. The rights of termination contained in subparagraphs 9(a), (b), (c), (d), (e) (f) and (g) may be exercised by the Agents and are in addition to any other rights or remedies the Agents may have in respect of any default, act or failure to act or non-compliance by the Company in respect of any of the matters contemplated by this Agreement or otherwise. In the event of any such termination by the Agents, there shall be no further liability on the part of the Agents to the Company or on the part of the Company to the Agents except in respect of any liability which may have arisen or may arise after such termination in respect of acts or omissions prior to such termination under sections 10 and 12.

10. Expenses. All expenses relating to the Offering, including the fees, taxes and disbursements of the Company’s legal counsel, auditors, roadshow consultants, printers and other consultants and service providers retained by the Company in connection with the Offering shall be the responsibility of the Company. In addition, whether or not the Offering is completed, the Company will reimburse the Agents upon request for all reasonable out-of-pocket expenses incurred by the Agents in connection with the Agents engagement hereunder in relation to the Offering and excluding any expenses relating to the filing of any prospectus or registration statement which shall be dealt with under a separate engagement letter, including, but not limited to, the fees, taxes and, disbursements of the Agents’ legal counsel, subject to a maximum of $75,000 exclusive of any taxes and disbursements, and any advertising, printing, courier, telecommunications, data search, roadshow presentation, travel, entertainment and other expenses incurred by the Agents, together with related Goods and Services Tax (“GST”) and provincial sales taxes. All reasonable fees and expenses incurred by the Agents or on their behalf including the fees of the Agents’ counsel shall be payable by the Company immediately upon receiving an invoice therefor.

11. Survival of Representations and Warranties. All terms, warranties, representations, covenants and agreements herein contained or contained in the Transaction Documents shall survive the purchase and sale of the Units and continue in full force and effect for the benefit of the Agents and Purchasers and shall not be limited or prejudiced by any investigation made by or on behalf of the Agents in connection with the purchase and sale of the Units.

12. (a) Indemnity. In consideration for the Agents accepting the engagement (the “Engagement”) agrees to indemnify and save harmless the Agents, their affiliates and their respective directors, officers, employees, partners, agents, advisors and shareholders (collectively, the “Indemnified Parties” and individually, an “Indemnified Party”) from and against any and all losses, claims, actions, suits, proceedings, damages, liabilities or expenses of whatsoever nature or kind (excluding loss of profits), including the aggregate amount paid in reasonable settlement of any actions, suits, proceedings, investigations or claims and the reasonable fees, disbursements and taxes of their counsel in connection with any action, suit, proceeding, investigation or claim that may be made or threatened against any Indemnified Party or in enforcing this indemnity (collectively, the “Claims”) to which an Indemnified Party may become subject or otherwise involved in any capacity insofar as the Claims relate to, are caused by, result from, arise out of or are based upon, directly or indirectly, the Engagement whether performed before or after the Company’s execution of the Agreement and to reimburse each Indemnified Party forthwith, upon demand, for any legal or other expenses reasonably incurred by such Indemnified Party in connection with any Claim.

In the event and to the extent that a court of competent jurisdiction in a final judgment (in a proceeding to which an Agent is a party) that has become non-appealable determines that an Indemnified Party was grossly negligent or guilty of wilful misconduct in connection with a Claim in respect of which the

Company has advanced funds to the Indemnified Party pursuant to this indemnity, such Indemnified Party will reimburse such funds to the Company and thereafter this indemnity will not apply to such Indemnified Party in respect of such Claim. The Company agrees to waive any right the Company might have of first requiring the Indemnified Party to proceed against or enforce any other right, power, remedy or security or claim payment from any other person before claiming under this indemnity.

In case any action, suit, proceeding or claim is brought against an Indemnified Party or an Indemnified Party has received notice of the commencement of any investigation in respect of which indemnity may be sought against the Company, the Indemnified Party will give the Company prompt written notice of any such action, suit, proceeding, claim or investigation of which the Indemnified Party has knowledge and the Company will undertake the investigation and defence thereof on behalf of the Indemnified Party, including the prompt employment of counsel acceptable to the Indemnified Parties affected and the payment of all expenses. Failure by the Indemnified Party to so notify will not relieve the Company of its obligation of indemnification hereunder unless (and only to the extent that) such failure results in forfeiture by the Company of substantive rights or defences.

No admission of liability and no settlement, compromise or termination of any action, suit, proceeding, claim, or investigation will be made without the Company’s consent and the consent of the Indemnified Parties affected, such consents not to be unreasonably withheld. Notwithstanding that the Company will undertake the investigation and defence of any Claim, an Indemnified Party will have the right to employ separate counsel with respect to any Claim and participate in the defence thereof, but the fees and expenses of such counsel will be at the expense of the Indemnified Party unless:

(a)	employment of such counsel has been authorized in writing by the Company;

(b)	the Company has not assumed the defence of the action within a reasonable period of time after receiving notice of the claim;

(c)	the named parties to any such claim include both the Company and the Indemnified Party and the Indemnified Party will have been advised by counsel to the Indemnified Party that there may be a conflict of interest between the Company and the Indemnified Party; or

(d)	there are one or more defences available to the Indemnified Party which are different from or in addition to those available to the Company;

in which case such fees and expenses of such counsel to the Indemnified Party will be for the Company’s account. The rights accorded to the Indemnified Parties hereunder will be in addition to any rights an Indemnified Party may have at common law or otherwise.

If for any reason the foregoing indemnification is unavailable (other than in accordance with the terms hereof) to the Indemnified Parties (or any of them) or is insufficient to hold them harmless, the Company will contribute to the amount paid or payable by the Indemnified Parties as a result of such Claims in such proportion as is appropriate to reflect not only the relative benefits received by the Company or the Company’s shareholders on the one hand and the Indemnified Parties on the other, but also the relative fault of the parties and other equitable considerations which may be relevant. Notwithstanding the foregoing, the Company will in any event contribute to the amount paid or payable by the Indemnified Parties as a result of such Claim any amount in excess of the fees actually received by the Indemnified Parties hereunder.

The Company hereby constitutes the Agents as trustees for each of the other Indemnified Parties of the Company’s covenants under this indemnity with respect to such persons and the Agents agree to accept such trust and to hold and enforce such covenants on behalf of such persons.

The Company also agrees that no Indemnified Party will have any liability (either direct or indirect, in contract or tort or otherwise) to the Company or any person asserting claims on the Company’s behalf or in right for or in connection with the Engagement, except to the extent that any losses, expenses, claims, actions, damages or liabilities incurred by the Company are determined by a court of competent jurisdiction in a final judgment (in a proceeding to which an Agent is a party) that has become non-appealable to have resulted from the gross negligence or wilful misconduct of such Indemnified Party.

The Company agrees to reimburse the Agents monthly for the time spent by the Agents’ personnel in connection with any Claim at their normal per diem rates. The Company also agrees that if any action, suit, proceeding or claim will be brought against, or an investigation commenced in respect of the Company or the Company and an Agent and personnel of an Agent be required to testify, participate or respond in respect of or in connection with the Engagement, an Agent will have the right to employ its own counsel in connection therewith and the Company will reimburse an Agent monthly for the time spent by its personnel in connection therewith at their normal per diem rates together with such disbursements and reasonable out-of-pocket expenses as may be incurred, including fees and disbursements of an Agent’s counsel.

13. Advertisements. The Company acknowledges that the Agents shall have the right, subject to clauses 1(a) and (c) of this Agreement, at its own expense, to place such advertisement or advertisements relating to the sale of the Units contemplated herein as the Agents may consider desirable or appropriate and as may be permitted by applicable law. The Company and the Agents each agree not to make or publish any advertisement in any media whatsoever relating to, or otherwise publicize, the transaction provided for herein so as to result in any exemption from the prospectus and registration requirements of Securities Laws in any of the Selling Jurisdictions or any other jurisdiction in which the Units shall be offered or sold being unavailable in respect of the sale of the Units to prospective purchasers.

14. Commission. In connection with the issue and sale of the Units pursuant to the Offering, the Agents will receive from the Company on Closing, a cash commission equal to 7.0% of the gross proceeds from the Offering (the “Commission”) Such Commission will be payable in respect of any securities sold by the Company to any prospective investor that is identified or contact by the Agent prior to the date hereof in relation to the Offering, where such sale is completed within 120 days of the Closing, such Commission to be paid to the Agent forthwith upon such sale of securities. The Company will also issue to the Agents compensation options (the “Compensation Options”) exercisable, without payment of additional consideration, to acquire Units in the amount that is equal to 7.0% of the number of Units sold pursuant to the Offering. Each Compensation Options will entitle the holder to acquire one Unit for US$2.30 for a period of eighteen months following Closing.

15. Right of First Refusal. If within six (6) months after Closing, the Company (a) requires additional equity or debt financing, (b) proposes to acquire or dispose of any assets or securities out of the ordinary course of your business, (c) decides to hedge, lock-in or swap any currency or interest rate exposure relating to your business, (d) proposes a material corporate transaction, such as an amalgamation, recapitalization, merger, take-over bid, joint venture, plan of arrangement or reorganization, or (e) receives an unsolicited take-over bid or merger proposal, the Company will engage the Agents as lead managers, underwriters, private placement agents and/or exclusive financial advisors (as the case may be, depending upon the nature of the transaction) in connection with such transaction, subject to agreeing on mutually acceptable fee arrangements. The terms and conditions relating to any such engagement will be outlined in a separate engagement letter, underwriting agreement or agency agreement and the fees for such services will be in addition to the fees payable hereunder, will be negotiated separately and in good faith and will be consistent with customary industry fees, on terms acceptable to both parties. If both the Agents do not accept the terms and conditions contained in the Company’s offer within ten days of receipt of such offer, you may engage any other financial institution as manager, underwriter, private placement agent and/or exclusive financial advisor (as the case may be, depending upon the nature of the transaction) in connection with such transaction, provided that the terms and conditions of any such engagement shall be no more favourable on the whole to such other financial institution than the terms and conditions offered by the Company to the Agents.

16. Notices. Unless otherwise expressly provided in this Agreement, any notice or other communication to be given under this Agreement (a “notice”) shall be in writing addressed as follows:

(a)	in the case of the Company, to:

Sterling Mining Company

2201 Government Way

Suite E, Coeur d’Alene ID

83814 USA

Attention: Raymond De Motte

Fax: (208) 676-1629

with a copy to (which shall not constitute notice):

Cassels Brock & Blackwell LLP

2100 Scotia Plaza

40 King Street West

Toronto, Ontario M5H 3C2

Attention: David Poynton

Fax: (416) 644-9348

and to:

Parsons Behle & Latimer

201 South Main Street

Suite 1800

Salt Lake City, Utah 84111

Attention: Mark Lehman

Fax: (801) 536-6111

(b)	in the case of the Subscriber, at the address specified on the face page hereof, with a copy to the Agents at:

Blackmont Capital Inc.

BCE Place, 181 Bay St.

Suite 900

Toronto, Ontario M5J 2T3

Attention: Chad Williams

Fax: (416) 864-9151

with a copy to (which shall not constitute notice):

TD Securities Inc.

Toronto-Dominion Tower

66 Wellington Street W., 9th Floor

Toronto, Ontario M5K 1A2

Attention: Gorden Glen

Fax: (416) 983-3176

and to:

Fraser Milner Casgrain LLP

1 First Canadian Place

39th Floor

100 King Street West

Toronto, Ontario M5X 1B2

Attention: John Sabine

Fax: (416) 863-4592

and to:

Dorsey & Whitney LLP

Canada Trust Tower, BCE Place

Suite 4310

161 Bay Street

Toronto, ON M5J 2S1

Attention: Gil Cornblum

Fax: (416) 367-7371

or to such other address as any of the parties may designate by notice given to the others.

Each notice shall be personally delivered to the addressee or sent by facsimile transmission to the addressee and (i) a notice which is personally delivered shall, if delivered on a Business Day, be deemed to be given and received on that day and, in any other case, be deemed to be given and received on the first Business Day following the day on which it is delivered; and (ii) a notice which is sent by facsimile transmission shall be deemed to be given and received on the first Business Day following the day on which it is sent.

17. Time of the Essence. Time shall, in all respects, be of the essence hereof.

18. Headings. The headings contained herein are for convenience only and shall not affect the meaning or interpretation hereof.

19. Singular and Plural, etc. Where the context so requires, words importing the singular number include the plural and vice versa, and words importing gender shall include the masculine, feminine and neuter genders.

20. Entire Agreement; No Advisory or Fiduciary Relationship.

(a) This Agreement constitutes the only agreement between the parties with respect to the subject matter hereof and shall supersede any and all prior negotiations and understandings. This Agreement may be amended or modified in any respect by written instrument only. All schedules attached to this Agreement are deemed to be part hereof and are hereby incorporated by reference.

(b) The Company acknowledges and agrees that (a) the offer of Units pursuant to this Agreement, including the determination of the offering price of the Units and any related commissions, is an “arm’s length” commercial transaction between the Company and the Agents, (ii) in connection with the Offering contemplated hereby and the process leading to such transaction the Agents are and have been acting solely as a principal and is not the agent or fiduciary of the Company, or its shareholders, creditors, employees or any other party, (c) the Agents have not assumed or will assume an advisory or fiduciary responsibility in favour of the Company with respect to the Offering contemplated hereby and the process leading thereto (irrespective of whether the Agents have advised or are currently advising the Company on other matters) and the Agents have no obligation to the Company with respect to the Offering contemplated hereby except the obligations expressly set forth herein, (iv) the Agents and its affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, and (v) the Agents have not provided any legal, accounting, regulatory or tax advice with respect to the Offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

21. Severability. The invalidity or unenforceability of any particular provision of this Agreement shall not affect or limit the validity or enforceability of the remaining provisions of this Agreement.

22. Governing Law; Attornment to Ontario. This Agreement shall be governed by and construed in accordance with the laws of Ontario and the laws of Canada applicable therein. Any and all disputes arising under this Agency Agreement, whether as to interpretation, performance or otherwise, shall be subject to the exclusive jurisdiction of the courts of the Province of Ontario and each of the parties hereto hereby irrevocably attorns to the jurisdiction of the courts of such province.

23. Successors and Assigns. The terms and provisions of this Agreement shall be binding upon and enure to the benefit of the Company, the Agents and the Purchasers and their respective executors, heirs, successors and permitted assigns; provided that, except as provided herein, or in the Subscription Agreements, this Agreement shall not be assignable by any party without the written consent of the others.

24. Further Assurances. Each of the parties hereto shall do or cause to be done all such acts and things and shall execute or cause to be executed all such documents, agreements and other instruments as may reasonably be necessary or desirable for the purpose of carrying out the provisions and intent of this Agreement.

25. Effective Date. This Agreement is intended to and shall take effect as of the date first set forth above, notwithstanding its actual date of execution or delivery.

26. Language. The parties hereby acknowledge that they have expressly required this Agreement and all notices, statements of account and other documents required or permitted to be given or entered into pursuant hereto to be drawn up in the English language only. Les parties reconnaissent avoir expressément demandé que la présente Convention ainsi que tout avis, tout état de compte et tout autre document à être ou pouvant être donné ou conclu en vertu des dispositions des présentes, soient rédigés en langue anglaise seulement.

27. Counterparts and Facsimile. This Agreement may be executed in any number of counterparts and by facsimile, each of which so executed shall constitute an original and all of which taken together shall form one and the same agreement.

28. Authority of Blackmont Capital Inc. All actions which must or may be taken by the Agents in connection with this Agreement, including any agreement, waiver, order, notice, direction, receipt or other action to be made, given or taken by the Agents hereunder may be made, given or taken by Blackmont Capital Inc. on behalf of the Agents and the Company shall accept notification of any such actions from, and deliver the certificates representing the Units to, or to the order of, Blackmont Capital Inc. Blackmont Capital Inc. acknowledges that where practicable to do so they will discuss any action to be taken by them hereunder with the other Agent prior to taking such action, provided that the failure of Blackmont Capital Inc. to so discuss will not detract from the right of the Company to rely on the action of Blackmont Capital Inc. in accordance with this provision.

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If the Company is in agreement with the foregoing terms and conditions, please so indicate by executing a copy of this letter where indicated below and delivering the same to the Agents.

Yours very truly,

Blackmont Capital Inc.

Per:	/s/
Authorized Signing Officer

TD Securities Inc.

Per:	/s/
Authorized Signing Officer

The foregoing is hereby accepted on the terms and conditions therein set forth.

DATED as of January 18, 2007.

Sterling Mining Company

Per:	/s/
Authorized Signing Officer

SCHEDULE “A”

Shares	3,695,000

Warrants	3,695,000

Commission	258,650

Commission - warrants	258,650

Total Shares to commit	7,907,300

Fully diluted shares	39,279,093

Registration rights
Pennaluna Offering

Common Stock	2,334,908

Warrants	2,334,908

Special warrants	583,727

Other - Western Continental	120,000

Total	5,373,543

Summary of Shares after TD/Blackmont offering

Shares issued	28,843,568

Warrants	10,330,525

Options	25,000

Convertible debt	80,000

Fully diluted shares	39,279,093

EXHIBIT “A”

FORM OF REGISTRATION RIGHTS AGREEMENT